UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 29, 2008

INFORMATICA CORPORATION
(Exact name of registrant as specified in its charter)

State of Delaware	0-25871	77-0333710

(State or otherjurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 Cardinal Way
Redwood City, California 94063
(Address of principal executive offices, including zip code)
(650) 385-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
The information contained in Item 5.02 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 29, 2008, Carl J. Yankowski notified Informatica Corporation (the “Company”) that he was resigning as a member of the Company’s Board of Directors. Mr. Yankowski was also a member of the Company’s Audit Committee. On the same day, the Company notified the NASDAQ Stock Market that, as a result of Mr. Yankowski’s resignation, the Company did not have an audit committee of at least three members as required by NASDAQ Marketplace Rule 4350(d)(2)(A). However, on September 30, 2008, the Company’s Board of Directors unanimously appointed David W. Pidwell as a member of the Audit Committee. Therefore, the Company currently meets the requirements of Rule 4350(d)(2)(A).
On October 1, 2008, Janice D. Chaffin notified the Company that she was resigning as a member of the Company’s Board of Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFORMATICA CORPORATION
By:	/s/ Earl e. Fry
Earl E. Fry
Chief Financial Officer, Executive Vice President and Secretary

Date: October 2, 2008